UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2022

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801
(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On October 5, 2022, Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) issued a press release announcing that it and its affiliated professional entity have entered into a definitive agreement to acquire 100% of the fully diluted capitalization and assets relating to nine primary care clinics in Las Vegas, Houston, and Fort Worth operating as Valley Oaks Medical Group (“VOMG”).

VOMG provides high-quality, value-based primary care services to its local communities and serves over 20,000 patients, including approximately 6,000 Medicare members. Through this transaction, ApolloMed will deploy its value-based care management and operational platform to empower VOMG’s employed providers to deliver best-in-class clinical outcomes while improving the healthcare experience for its patients. The acquisition also marks ApolloMed’s entry into operating primary care clinics in both Nevada and Texas, and expands ApolloMed’s membership across VOMG’s nine centers. The Company anticipates closing this transaction by the end of the fourth quarter of 2022 and will fund the transaction with cash on hand.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated October 5, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: October 5, 2022	By:	/s/ Thomas S. Lam
	Name: Title:	Thomas S. Lam, M.D., M.P.H. Co-Chief Executive Officer and President